Exhibit 10.8

Confidential

COLLABORATION FRAMEWORK AGREEMENT

THIS COLLABORATION FRAMEWORK AGREEMENT (“COLLABORATION AGREEMENT”) SETS OUT THE TERMS OF THE PROPOSED COLLABORATION BETWEEN THE COMPANY AND HYUNDAI.

THIS COLLABORATION AGREEMENT CONSTITUTES A BINDING AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREIN SUBJECT TO AND CONDITIONAL ON SUCCESSFUL CLOSING OF THE TRANSACTION

THE TRANSACTION CONTEMPLATED BY THIS COLLABORATION AGREEMENT IS SUBJECT TO AND CONDITIONAL ON (A) BOARD AND SHAREHOLDER APPROVALS, AND (B) COMPLETION OF THE INVESTMENT (AS DEFINED HEREIN).

Date:	Nov. 4 2019 (the “Effective Date”)

Parties:	Arrival S.à r.l., a company limited by shares and incorporated under the laws of Luxembourg (the “Company”)

Hyundai Motor Company and Kia Motors Corporation (collectively “Hyundai”), each company limited by shares and incorporated under the laws of [the Republic of Korea]

Background:	The parties have entered into a term sheet (the “Term Sheet”) in respect of a potential investment by Hyundai in the Company (the “Investment”).

Completion of the Investment is subject to and conditional on (A) completion of due diligence and no material adverse findings (B) required regulatory approvals and (C) successful completion of closing precedents to be set out in transaction documents.

The parties agree as follows:

Provision of Products & Services:	The Company agrees to supply (or procure one of its subsidiaries to supply) the following products and services to Hyundai in accordance with the terms set out below:

		Description	Price	[*][1]
	1.	Components: provision of proprietary Company components and component/vehicle-related software	[*]	[*]

	2.	Vehicle Projects: design and engineering of vehicles (including composite materials)	[*]	[*]

	3.	Robofacturing: licence of the Company’s know how for set up of a test cell at an agreed site and Software required to operate the robotics operations in production facilities	[*]	[*]

	4.	Design / engineering tools: licence of the Company’s proprietary vehicle design software tools (e.g. vehicle builder)	[*]	[*]

	5.	Connected service tools: licence of the Company’s proprietary service tools (e.g. fleet management and vehicle health monitoring)	[*]	[*]

[1]

Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. This information is not material and would likely cause competitive harm to the registrant if publicly disclosed. “[*]” indicated that information has been redacted.

Vehicle Projects:

The parties agree to implement up to 3 projects [*] during the term of the Collaboration Agreement covering the design and engineering of Hyundai’s proposed vehicles (“Vehicle Projects”). The scope, specifications, milestones, roles and responsibilities, and key terms of each Vehicle Project will be agreed by the parties (each, a “Vehicle Contract”). Separate Vehicle Project proposals and Vehicle Contracts to be agreed and executed prior to the initiation of each Vehicle Project. [*]

Degree of Vehicle Project visual differentiation to be agreed on a Vehicle Contract by Vehicle Contract basis.

Both parties shall be entitled to use IP developed from the Vehicle Projects for the purposes of its own vehicles. IP sharing between the parties to be otherwise agreed.

Exclusivity:	[*]

Project Validation

The Company will provide reasonable support to Hyundai in assessing and validating Vehicle Projects until the relevant Vehicle Project production commencement date in each such case as well as projects which are currently under development by the Company. Both parties agree that this could mean:

(A) reasonable resource allocation from both parties; and

(B) mutual sharing of relevant knowledge.

Production

Default production locations for vehicles resulting from the Vehicle Projects will be Hyundai sites.

On a needed and good faith basis on terms to be mutually agreed:

(A) the Company will help Hyundai with production of vehicles resulting from the Vehicle Projects at Company sites; and

(B) Hyundai will help the Company with production of its own vehicles at Hyundai sites.

[*]	[*]

Access to Hyundai’s Supply Chain / Components:	Hyundai will provide the Company with reasonable access to its supply chain and procurement for automotive components and leverage its purchasing power. Accordingly, on the Company’s request. Hyundai will make a reasonable effort in directing its suppliers to supply components to the Company [*]. The parties shall discuss in good faith the terms on which Hyundai may supply fuel-cell products to the Company.

Term and Termination:	The term of the Collaboration Agreement will be 5 years from the date of closing of the transaction (the ‘‘Effective Date”) and may be terminated earlier in the event any party materially breaches the Collaboration Agreement and (where the breach is remediable) fails to remedy the breach within 30 days’ notice of such breach.

Deal Announcement:	Content and form of any announcement in connection with this Collaboration Agreement must be mutually agreed by the parties in advance of making any such announcement.

Counsel and Expenses:	Each party to bear its own costs and expenses incurred in connection with the Collaboration Agreement.

Confidentiality:	The Company will not disclose the terms of this Collaboration Agreement to any person other than officers, members of the Company board and the Company’s accountants and attorneys without the written consent of Hyundai. The Company shall ensure that any third parties receiving any information relating to this Collaboration Agreement are subject to separate confidential agreements prior to the receipt of such information.

Entire Agreement	The parties intend for this Collaboration Agreement to be legally binding. This Collaboration Agreement (and each Vehicle Contract) forms the entire agreement between the parties in relation to its subject matter and no amendment or addition to it shall be made unless it is in writing and executed by both parties.

Assignment, Severability, No Agency, No Third Party Rights	Save for an assignment or novation in favour of an affiliate of the Company or a financier, the Company shall not assign, novate or deal in any way with all or any part of the benefit of, or its rights or benefits under, this Collaboration Agreement without the prior written consent of Hyundai.

Each of the provisions of this Collaboration Agreement is separate, severable and enforceable and, accordingly, if at any time any provision is adjudged by any court to be void and unenforceable, the remaining provisions of this Collaboration Agreement shall not be affected or impaired in any way.

Each party is an independent contractor and shall not describe or in any way hold itself out as being the agent of the other. Nothing in this Collaboration Agreement constitutes one party being a partner, employer, employee or agent of the other party and neither party shall have the power to make any representation or warranty, to enter into any transaction on behalf of, or in any other way to bind the other party. Nothing in this Collaboration Agreement shall give rise to a partnership, agency or joint venture between the parties.

The parties do not intend that the provisions of this Collaboration Agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise by any person not a party to it.

Waiver	No waiver of any of the terms of this Collaboration Agreement shall be effective unless it is in writing and executed by the parties. No failure or delay by a party to exercise any right, power or remedy under this Collaboration Agreement shall operate as a waiver of that right, or any other right, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of that right or any other right, power or remedy.

Governing Law	This Collaboration Agreement shall be governed by and construed in accordance with English law. The parties irrevocably agree that the courts of England and Wales are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Collaboration Agreement.

[Signature page follows]

This Collaboration Agreement has been duly executed as an agreement on Nov. 4 2019

On behalf of: Hyundai Motor Company

By:	/s/ CHUL PARK
Name:	CHUL PARK
Title:	VICE PRESIDENT

On behalf of: Kia Motors Corporation

By:	/s/ CHUL PARK
Name:	CHUL PARK
Title:	VICE PRESIDENT

On behalf of: Arrival S.à r.l.

By:	/s/ Csaba Horvath	/s/ Gilles Dusemon
Name:	Csaba Horvath	Gilles Dusemon
Title:	Manager	Manager